Exhibit 10.13

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 5, 2018 (the “Amendment Effective Date”), is made among Axcella Health Inc., a Delaware corporation (the “Axcella”), and Acora Nutrition LLC, a Delaware limited liability company (“Acora” and, individually and collectively, jointly and severally with Axcella, the “Borrower”), Solar Capital Ltd., a Maryland corporation (“Solar”), in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time including Solar in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).

The Borrower, the Lenders and Collateral Agent are parties to a Loan and Security Agreement dated as of January 9, 2018 (as amended, restated or modified from time to time, the “Loan and Security Agreement”).  The Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement.  The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1.                         Definitions; Interpretation.

(a)                                 Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)                                 Interpretation.  The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.                         Amendments to the Loan and Security Agreement.

(a)                                 The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i)                                     Lenders and Commitments.  Schedule 1.1 of the Loan and Security Agreement is each hereby amended and restated and replaced in their entirety with Annex A hereto.

(ii)                                  New Definitions.  The following definitions are added to Section 1.3 in their proper alphabetical order:

“Equity Event 1” is the receipt by Borrower, after the Effective Date and on or before November 30, 2018, of an aggregate amount of at least Twenty-Five Million Dollars ($25,000,000) in net cash proceeds (including not subject to any clawback, redemption, escrow or similar contractual restriction) from either (i) a bona fide equity financing on terms reasonably acceptable to Agent and the Lenders or (ii) strategic partnerships, corporate collaborations or licensing arrangements for a transaction on terms reasonably acceptable to Collateral Agent and the Lenders.

“Equity Event 2” is (a) the receipt by Borrower, after the Effective Date and on or before November 30, 2018, of an aggregate amount of at least Sixty Million Dollars ($60,000,000) (inclusive net cash proceeds received from Equity Event 1) in net cash proceeds (including not subject to any clawback, redemption, escrow or similar contractual restriction) from either (i) a bona fide equity financing on terms reasonably acceptable to Agent and the Lenders or (ii) strategic partnerships, corporate collaborations or licensing arrangements for a transaction on terms reasonably acceptable to Collateral Agent and the Lenders and (b) achievement of a “post-money” valuation for the Borrower of at least Three Hundred Sixty Million Dollars ($360,000,000) determined in Collateral Agent’s reasonable discretion based on the price per share times the fully diluted number of Borrower’s shares outstanding immediately after the consummation of the transaction or the last date of the series of related transactions, if applicable, under clause (a) of this definition.

“Equity Event 3” is (a) the receipt by Borrower, after the Effective Date and on or before June 30, 2019, of an aggregate amount of at least Seventy-Five Million Dollars ($75,000,000) (inclusive net cash proceeds received from Equity Event 1 and Equity Event 2) in net cash proceeds (including not subject to any clawback, redemption, escrow or similar contractual restriction) from either (i) a bona fide equity financing on terms reasonably acceptable to Agent and the Lenders or (ii) strategic partnerships, corporate collaborations or licensing arrangements for a transaction on terms reasonably acceptable to Collateral Agent and the Lenders and (b) achievement of a valuation for the Borrower of at least Three Hundred Seventy-Five Million Dollars ($375,000,000) determined in Collateral Agent’s reasonable discretion based on either (i) prior to Borrower’s initial public offering, price per share times the fully diluted number of Borrower’s shares outstanding immediately after the consummation of the transaction or the last date of the series of related transactions, if applicable, under clause (a) of this definition, or (ii) following Borrower’s initial public offering, Borrower’s public trading price per share times the fully diluted shares outstanding (i.e. “market capitalization”) immediately after the consummation of the transaction or the last date of the series of related transactions, if applicable, under clause (a) of this definition.

“Equity Event 4” is (a) the receipt by Borrower, after the Effective Date and on or before June 30, 2019, of an aggregate amount of at least One Hundred Thirty-Five Million Dollars ($135,000,000) (inclusive net cash proceeds received from Equity Event 1, Equity Event 2 and Equity Event 3) in net cash proceeds (including not subject to any clawback, redemption, escrow or similar contractual restriction) from either (i) a bona fide equity financing on terms reasonably acceptable to Agent and the Lenders or (ii)

strategic partnerships, corporate collaborations or licensing arrangements for a transaction on terms reasonably acceptable to Collateral Agent and the Lenders and (b) achievement of a valuation for the Borrower of at least Four Hundred Thirty-Five Million Dollars ($435,000,000) determined in Collateral Agent’s reasonable discretion based on either (i) prior to Borrower’s initial public offering, price per share times the fully diluted number of Borrower’s shares outstanding immediately after the consummation of the transaction or the last date of the series of related transactions, if applicable, under clause (a) of this definition, or (ii) following Borrower’s initial public offering, Borrower’s public trading price per share times the fully diluted shares outstanding (i.e. “market capitalization”) immediately after the consummation of the transaction or the last date of the series of related transactions, if applicable, under clause (a) of this definition.

“First Interest Only Extension Conditions” shall mean satisfaction of each of the following: (a) no Default or Event of Default shall have occurred and be continuing and (b) after the Effective Date and on or before November 30, 2018, the Borrower shall have achieved Equity Event 1.

“Second Draw Period” is the period commencing on the date on which Borrower achieves the Second Equity Event and ending on the earlier of December 31, 2018 and the occurrence of an Event of Default.

“Second Interest Only Extension Conditions” shall mean satisfaction of each of the following: (a) no Default or Event of Default shall have occurred and be continuing; (b) after the Effective Date and on or before November 30, 2018, the Borrower shall have achieved Equity Event 2 and (c) achievement of the First Interest Only Extension Conditions.

“Third Draw Period” is the period commencing on the date on which Borrower achieves the Equity Event 3 and ending on the earlier of (i) thirty (30) days following achievement of Equity Event 3 and (ii) June 30, 2019.

“Third Interest Only Extension Conditions” shall mean satisfaction of each of the following: (a) no Default or Event of Default shall have occurred and be continuing; (b) after the Effective Date and on or before June 30, 2019, the Borrower shall have achieved Equity Event 4 and (c) achievement of the First Interest Only Extension Conditions and Second Interest Only Conditions.

(iii)                             Amended Definition.  The definition of “Final Fee” is hereby amended by replacing “4.35%” with “5.35%” therein.

(iv)                            Amended and Restated Definition.  The following definitions are hereby amended and restated as follows:

“Amortization Date” is February 1, 2019; provided that, (i) if the First Interest Only Extension Conditions are satisfied and Borrower so elects, then February 1, 2020; (ii) if the Second Interest Only Extension Conditions are satisfied and Borrower so elects, then August 1, 2020; and (iii) if the Third Interest Only Extension Conditions are satisfied and Borrower so elects, then February 1, 2021.

“Maturity Date” is January 1, 2022; provided that, (i) if the Second Interest Only Extension Conditions are satisfied and Borrower so elects, then July 1, 2022; and (iii) if the Third Interest Only Extension Conditions are satisfied and Borrower so elects, then January 1, 2023.

(v)                                 Deleted Definition.  The definition of “Interest Only Extension Conditions” is hereby deleted.

(vi)                              Section 2.2(a).  Section 2.2(a) is hereby amended and restated as follows:

(a)                                 “Availability.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower as follows:

(i)                                     on the Effective Date in an aggregate principal amount of Twenty-One Million Dollars ($21,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”), provided that a portion of the proceeds of the Term A Loans shall be used to repay in full Borrower’s outstanding Indebtedness to SolarCap under the Prior Loan Agreement (the “Prior Loan Debt”).  Borrower hereby authorizes Collateral Agent to apply the proceeds of the Term A Loans to the Prior Loan Debt without actually depositing such funds in an account of Borrower (i.e., netting).

(ii)                                  during the Second Draw Period in an aggregate principal amount of up to Five Million Dollars ($5,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”),

(iii)                               during the Third Draw Period in an aggregate principal amount of up to Four Million Dollars ($4,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”); each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans and the Term C Loans are hereinafter referred to collectively as the “Term Loans”);

After repayment, no Term Loan may be re-borrowed.”

(b)                                 References Within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3.                         SECTION 3 Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)                                 Fees and Expenses.  The Borrower shall have paid (i) an amendment fee of Forty-Five Thousand Dollars ($45,000), which shall be deemed fully earned and non-refundable upon payment, (ii) all invoiced costs and expenses then due in accordance with Section 5(e), and (iii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

(b)                                 This Amendment.  Collateral Agent shall have received this Amendment, executed by the Borrower.

(c)                                  Officer’s Certificate.  Collateral Agent shall have received a certificate of an officer of the Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement, in form acceptable to Collateral Agent and the Lenders.

(d)                                 Representations and Warranties; No Default.  On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)                                     The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and (ii) There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4.                         Representations and Warranties.  To induce the Lenders to enter into this Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Collateral Agent on the Effective Date is true and correct in all material respects as of the Amendment Effective Date, subject to changes reflected in Borrower’s monthly Compliance Certificates. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

SECTION 5.                         Miscellaneous.

(a)                                 Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  The Borrower hereby reaffirms the grant of security under Section 4.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Amendment Effective Date, as of the date hereof.

(b)                                 Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Collateral Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)                                  Release.  In consideration of the agreements of Collateral Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Collateral Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)                                 No Reliance.  The Borrower hereby acknowledges and confirms to Collateral Agent and the Lenders that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)                                  Costs and Expenses.  The Borrower agrees to pay to Collateral Agent within thirty (30) days of its receipt of an invoice (or on the Amendment Effective Date to the extent invoiced on or prior to the Amendment Effective Date), the out-of-pocket costs and expenses of Collateral Agent and the Lenders party hereto, and the reasonable documented fees and disbursements of counsel to Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f)                                   Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)                                  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(h)                                 Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)                                     Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)                                    Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)                                 Loan Documents.  This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

AXCELLA HEALTH INC.,
as Borrower

By:	/s/ Thomas Leggett
Title:	CFO

ACORA NUTRITION LLC,
as Borrower

By:	/s/ Thomas Leggett
Title:	CFO

COLLATERAL AGENT AND LENDER:

SOLAR CAPITAL LTD.,
as Collateral Agent and a Lender

By:	/s/ Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

ANNEX A

SCHEDULE 1.1

Lenders and Commitments

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$21,000,000	100.00%
TOTAL	$21,000,000	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$5,000,000	100.00%
TOTAL	$5,000,000	100.00%

Term C Loans

Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$4,000,000	100.00%
TOTAL	$4,000,000	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$30,000,000	100.00%
TOTAL	$30,000,000	100.00%